                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         GT INTERACTIVE SOFTWARE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             [GT INTERACTIVE LOGO]
                              16 EAST 40TH STREET
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                                                                    May 10, 1997

To Our Stockholders:

     On behalf of the Board of Directors, I cordially invite you to the 1997 annual meeting of stockholders of GT Interactive Software Corp. to be held at The Grand Hyatt, Park Avenue at Grand Central Station, New York, New York 10017, on June 10, 1997 at 8:30 a.m., local time.

     The matters to be acted upon by our stockholders are set forth in the notice of the annual meeting. At the conclusion of the annual meeting, we will hold an informal session to present a brief report on the Company's business and respond to questions of broad interest to our stockholders.

     It is important that your views be represented whether or not you are able to be present at the annual meeting. Please sign, date and mail your proxy card as soon as possible in the enclosed postage prepaid envelope.

                                          Sincerely,

                                          /s/ Joseph J. Cayre

                                          Joseph J. Cayre
                                          Chairman of the Board

                         GT INTERACTIVE SOFTWARE CORP.
                              16 EAST 40TH STREET
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of GT Interactive Software Corp. (the "Company") will be held at The Grand Hyatt, Park Avenue at Grand Central Station, New York, New York 10017, on June 10, 1997 at 8:30 a.m., local time, for the following purposes:

          1. To elect three Class II directors to the Board of Directors.

          2. To consider and act upon a proposal to approve the 1997 Stock Incentive Plan.

          3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1997.

          4. To transact other such business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on April 28, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1996 Annual Report to Stockholders is being mailed with this Notice and Proxy Statement on or about May 10, 1997 to all stockholders of record on the record date.

                                          By Order of the Board of Directors,

                                          Stanley Cayre
                                          Director and Secretary
New York, New York
May 10, 1997

                                   IMPORTANT

     STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY.
                A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

                         GT INTERACTIVE SOFTWARE CORP.
                              16 EAST 40TH STREET
                            NEW YORK, NEW YORK 10016
                                 (212) 726-6500

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of GT Interactive Software Corp., a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on June 10, 1997. The proxy materials are being mailed on or about May 10, 1997 to the Company's stockholders (the "Stockholders") of record at the close of business on April 28, 1997 (the "Record Date"). As of the Record Date, there were 66,398,458 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company will bear the cost of solicitation of proxies and has retained D.F. King & Co., Inc., New York, New York, to aid in the distribution of the proxy materials at an estimated cost not to exceed $1,500 plus reimbursement of reasonable out-of-pocket expenses. On behalf of the Company, D.F. King & Co., Inc. will reimburse brokers, banks and others who are record holders of the Company's Common Stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners thereof.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the approval of the 1997 Stock Incentive Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

     The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum.

     Election as a director requires a plurality of votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the "Votes Cast"). For other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the Votes Cast is required.

     For the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions will be treated as Votes Cast with respect to any other proposal set forth in this Proxy Statement. Accordingly, abstentions will have the same effect as a vote against such proposal. Broker non-votes will not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Therefore, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular proposal.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Board of Directors, consisting of nine directors, is divided into three classes. Each class of directors is elected for a three-year term. By resolution adopted October 31, 1996, the Board elected Alvin N. Teller as a Class II director to fill the vacancy created by the resignation of Maurice A. Cox.

     At the Annual Meeting, three directors will be elected as Class II directors whose terms will expire at the 2000 annual meeting of stockholders. All of the Company's existing Class II directors, Jack J. Cayre, Steven A. Denning and Alvin N. Teller, have been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information regarding the Company's directors and director nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below. Joseph J. Cayre, Kenneth Cayre and Stanley Cayre are brothers and Jack J. Cayre is the son of Joseph J. Cayre.

                                                                              DIRECTOR      TERM
            NAME                                 POSITION                      SINCE       EXPIRES
----------------------------  ----------------------------------------------  --------     -------
CLASS I DIRECTORS
Kenneth Cayre...............  Director                                          1992         1999
William E. Ford(2)..........  Director                                          1995         1999
Jordan A. Levy(1)(2)........  Director                                          1996         1999
CLASS II DIRECTORS
Jack J. Cayre...............  Executive Vice President and Director             1992         1997
Steven A. Denning(1)........  Director                                          1995         1997
Alvin N. Teller.............  Director                                          1996         1997
CLASS III DIRECTORS
Joseph J. Cayre(1)..........  Chairman of the Board of Directors                1992         1998
Ronald Chaimowitz...........  President, Chief Executive Officer and            1995         1998
                              Director
Stanley Cayre(1)(2).........  Director                                          1992         1998

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     At the time of the Company's initial public offering in December 1995, Joseph J. Cayre, Kenneth Cayre, Stanley Cayre, the various trusts for the benefit of their respective children, Jack J. Cayre (collectively, the "Cayre Family Stockholders") and the Company entered into a stockholders' agreement, which provides, among other things, that the Cayre Family Stockholders will vote their respective shares of Common Stock to elect as directors of the Company (i) two individuals designated by Mr. Joseph J. Cayre, (ii) one individual designated by Mr. Kenneth Cayre and (iii) one individual designated by Mr. Stanley Cayre.

     Steven A. Denning and William E. Ford are the Executive Managing Member and a managing member, respectively, of General Atlantic Partners, LLC. In connection with their acquisition of shares of Common Stock, certain affiliates of General Atlantic Partners, LLC entered into a stockholders' agreement with the Company and certain other stockholders, pursuant to which Messrs. Denning and Ford were elected to the Board of Directors in February 1995. This stockholders' agreement automatically expired by its terms upon the effectiveness of the Company's initial public offering.

     The name, age (as of April 1, 1997), principal occupation, business experience for at least the past five years and certain other information concerning each nominee and director are set forth below.

NOMINEES FOR THREE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

             NAME (AGE)                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
Jack J. Cayre (24)...................  Mr. Cayre has been Executive Vice President and a
                                       Director of the Company since its incorporation. From
                                       January 1993 to January 1995, Mr. Cayre was Vice
                                       President of Licensing and Product Acquisition. From
                                       January 1990 to August 1992, Mr. Cayre was the
                                       President of Double J Records, a privately-held record
                                       company.
Steven A. Denning (48)...............  Mr. Denning has served as a Director of the Company since February 1995. Mr. Denning is currently the
                                       Executive Managing Member of General Atlantic
                                       Partners, LLC, a private investment firm, and has been
                                       the Executive Managing Member of General Atlantic
                                       Partners, LLC or a general partner of its predecessor
                                       limited partnership since February 1989. From 1980 to
                                       1989, Mr. Denning was Managing Director of General
                                       Atlantic Corporation. Mr. Denning is a member of the
                                       Boards of Directors of United Meridian Corporation, an
                                       oil and natural gas company, and several private
                                       companies in which General Atlantic Partners, LLC or
                                       one of its affiliates is an investor.
Alvin N. Teller (52).................  Mr. Teller has served as a Director of the Company since October 1996. Mr. Teller has served as
                                       Co-Chairman, Chief Executive Officer, President and a
                                       Director of Alliance Entertainment Corp., a producer
                                       and distributor of recorded music and music- and
                                       entertainment-related products ("Alliance"), since
                                       August 1996. From July 1996, Mr. Teller served as
                                       Chairman and Chief Executive Officer of Red Ant
                                       Entertainment, a startup music industry enterprise,
                                       until it was acquired by Alliance in August 1996.
                                       Prior thereto, Mr. Teller served as Chairman and Chief
                                       Executive Officer of MCA Music Entertainment Group, a
                                       producer and distributor of recorded music and
                                       music-related products, from September 1989 to
                                       November 1995.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

             NAME (AGE)                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
Joseph J. Cayre (55).................  Mr. Cayre, a co-founder of the Company, has been
                                       Chairman of the Board of Directors and a Director of
                                       the Company since its incorporation in September 1992.
                                       Mr. Cayre also co-founded GoodTimes Home Video Corp.
                                       ("GTHV"), a privately-held publisher and distributor
                                       of pre-recorded video tapes, in 1984 and has served as
                                       its President since that time.

             NAME (AGE)                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
Ronald Chaimowitz (49)...............  Mr. Chaimowitz, a co-founder of the Company, has been
                                       President and Chief Executive Officer of the Company
                                       since February 1995. From January 1994 to January
                                       1995, Mr. Chaimowitz served as Executive Vice
                                       President and General Manager of the Company. From
                                       December 1990 to December 1992, Mr. Chaimowitz was the
                                       President of Entertainment Consultants, a management
                                       consultant firm to the entertainment industry. Prior
                                       thereto, Mr. Chaimowitz served as Executive Vice
                                       President of GTHV.
Stanley Cayre (61)...................  Mr. Cayre, a co-founder of the Company, has been a
                                       Director of the Company since its incorporation. Mr.
                                       Cayre is the Chairman of the Audit Committee. Mr.
                                       Cayre also co-founded GTHV and has served as its
                                       Chairman since that time.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

             NAME (AGE)                     BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
Kenneth Cayre (53)...................  Mr. Cayre, a co-founder of the Company, has been a
                                       Director of the Company since its incorporation. Mr.
                                       Cayre also co-founded GTHV and has served as its
                                       Executive Vice President since that time.
William E. Ford (35).................  Mr. Ford has served as a Director of the Company since
                                       February 1995. Mr. Ford is a managing member of
                                       General Atlantic Partners, LLC, a private investment
                                       firm, and has been with General Atlantic Partners,
                                       LLC, or a general partner of its predecessor
                                       partnership since July 1991. From August 1987 to July
                                       1991, Mr. Ford was an associate with Morgan Stanley,
                                       Inc. in the mergers and acquisitions department. Mr.
                                       Ford is also a director of Marcam Corporation, a
                                       provider of enterprise resource planning software,
                                       Envoy Corporation, an electronic transaction
                                       processing company, E*Trade Group, Inc., a deep-
                                       discount electronic brokerage company, SS&C
                                       Technologies, Inc., an investment management software
                                       company, and several private software companies in
                                       which General Atlantic Partners, LLC or one of its
                                       affiliates is an investor.
Jordan A. Levy (41)..................  Mr. Levy has served as a Director of the Company since
                                       February 1996. Since February 1991, Mr. Levy has
                                       served as President and Co-Chief Executive Officer of
                                       Upgrade Corporation of America (doing business as
                                       SOFTBANK Services Group), an international outsourcing
                                       services company to the computer industry.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee and a Compensation Committee. In 1996, the Board of Directors held 10 meetings, the Compensation Committee met twice and the Audit Committee met four times. The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent public accountants. In 1996, the Audit Committee was comprised of Stanley Cayre, Jordan A. Levy and William E. Ford. Prior to his resignation from the Board in April 1996, Maurice A. Cox also served on the Audit Committee.

     The Compensation Committee establishes salaries, bonuses and other forms of compensation for officers of the Company. In 1996, the Compensation Committee was comprised of Joseph J. Cayre, Stanley Cayre and Steven A. Denning. In January 1997, the Board appointed Jordan A. Levy to the Compensation Committee.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Company at its principal executive offices, 16 East 40th Street, New York, NY 10016,
Attention: Chief Financial Officer.

     During the period in which he served as a director, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of all committees of the Board on which he served.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid an annual retainer of $15,000 and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof he attends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Joseph J. Cayre, Stanley Cayre, Steven A. Denning and Jordan A. Levy. For certain transactions involving the Company and the members of the Compensation Committee or entities affiliated with such individuals, see "Certain Relationships and Related Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission"). Copies of these reports are also required to be supplied to the Company. The Company believes, upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the year ended December 31, 1996 the Reporting Persons complied with all applicable Section 16(a) reporting requirements, except that (i) Harry Steck, who was then an executive officer of the Company, was late in reporting a transaction occurring in December 1995 on a Form 5, and (ii) Frank Herman, Chairman and Managing Director of G.T. Interactive Software (Europe) Limited, was late in reporting a transaction occurring in May 1996 on a Form 4.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other four most highly compensated executive officers during the year ended December 31, 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1994, 1995 and 1996.

                                                      ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                                                                             AWARDS
                                                 ----------------------------   ----------------------------------------
                                                                                RESTRICTED   SECURITIES     ALL OTHER
                                                                                  STOCK      UNDERLYING    COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)   AWARDS ($)   OPTIONS (#)       ($)
-----------------------------------------------  ----   ----------   ---------   ----------   -----------   ------------
Ronald Chaimowitz..............................  1996    $365,000          -- (2)        --     250,000(2)     $1,500(3)
 President and                                   1995     300,000          -- (4)        --     975,000           718(3)
 Chief Executive Officer(1)                      1994     200,000    $320,000 (5)        --          --         4,260(3)
Harry M. Rubin.................................  1996     275,000      80,000 (6)        --          --            --
 Executive Vice President and                    1995     250,000      60,000           --      179,829            --
 General Manager -- International                1994     169,461(7)   25,000 (5)        --          --            --
 Division and Business Affairs
Jack J. Cayre..................................  1996     225,768      50,000 (6)        --          --         1,500(3)
 Executive Vice President(8)                     1995     208,000          --           --      168,000           640(3)
                                                 1994     208,000          --           --           --         4,260(3)
Andrew Gregor..................................  1996     245,962      40,015 (6)        --          --            --
 Senior Vice President, Finance                  1995      80,962      45,000     $ 41,970(10)   144,000           --
 and Administration, and Chief Financial
 Officer(9)
Charles F. Bond................................  1996     300,001     500,000 (11)        --         --
 President of the Value Price                    1995     155,770     233,654 (11)        --      6,000            --
 and Distribution Division(9)

---------------
 (1) From January 1994 to January 1995, Mr. Chaimowitz served as Executive Vice President and General Manager of the Company.

 (2) In lieu of cash bonus for 1996, in February 1997 Mr. Chaimowitz received options to purchase 250,000 shares of Common Stock at an exercise price of $14.00 per share. The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on the date of the grant was $8.125 per share. Such options become exercisable in four equal annual installments commencing on February 7, 1998. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

 (3) Represents Company contributions, on behalf of the Named Executive Officers, to the Company's 401(k) Profit Sharing Plan.

 (4) In lieu of cash bonus for 1995, in December 1995 Mr. Chaimowitz received options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $14.00 per share.

 (5) This amount was earned in 1994, but a portion of it was paid in 1995.

 (6) This bonus was earned in the year indicated, but paid in the immediately subsequent year.

 (7) Mr. Rubin served the Company as Chief Financial Officer from June 1994 through the end of that year. From January through May 1994, Mr. Rubin was a consultant to the Company. The table reflects the aggregate amount of compensation paid to Mr. Rubin during the year ended December 31, 1994.

 (8) Mr. Cayre has served the Company as Executive Vice President since February 1995. During the year ended December 31, 1994, Mr. Cayre was Vice President of Licensing and Product Acquisitions.

 (9) Messrs. Gregor and Bond joined the Company in August and June 1995, respectively, and accordingly, the information contained herein for the year ended December 31, 1995 reflects a partial year.

(10) Represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the initial public offering price of the Company's Common Stock, $14.00 per share, by the number of shares awarded. These shares vested on June 30, 1996.

(11) Represents an annual bonus payable under an employment agreement, which the Company and Mr. Bond entered into in connection with the acquisition of Slash Corporation ("Slash"). See "Employment Agreements." This bonus was earned in the year indicated, but paid in the immediately subsequent year.

     Option Grants. The Company did not grant any stock options to the Named Executive Officers during the year ended December 31, 1996.

     Aggregated Option Exercises and Year-End Option Values. Shown below is information relating to the exercise of stock options during the year ended December 31, 1996 for each of the Company's Named Executive Officers and the year-end value of unexercised options held by the Named Executive Officers.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           SHARES                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          ACQUIRED                          OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(2)
         NAME            ON EXERCISE   VALUE REALIZED(1)    (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
-----------------------  -----------   ------------------   ---------------------------   ---------------------------
Ronald Chaimowitz......     70,000         $1,414,350             256,250/648,750             $470,475/$1,328,400
Harry M. Rubin.........      2,100             51,089              78,729/ 99,000              133,186/         0
Jack J. Cayre..........         --                 --              63,000/105,000                    0/         0
Andrew Gregor..........         --                 --              61,500/ 82,500                    0/         0
Charles F. Bond........         --                 --               1,500/  4,500                    0/         0

---------------
(1) Market value of the underlying shares of Common Stock, based on the average of the high and low sales price on the date of exercise, minus the aggregate exercise price.

(2) Market value of underlying shares of Common Stock, based on the average of the high and low sales price on December 31, 1996, minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Ronald Chaimowitz, pursuant to which he serves as President and Chief Executive Officer for a period ending December 31, 1998. The agreement establishes a base salary of $365,000 for 1996, $415,000 for 1997 and $465,000 for 1998. In addition, Mr.
Chaimowitz is eligible to receive annual bonuses and stock option grants at the discretion of the Board of Directors. Mr. Chaimowitz is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Chaimowitz has agreed not to engage in any competitive business until December 31, 1998 or, if his employment with the Company is terminated other than for cause or he resigns for good reason (as defined in the agreement), for so long as the Company continues to pay severance amounts pursuant to the agreement. In addition, if, following a Change of Control (as defined below), Mr. Chaimowitz's employment is terminated other than for cause or he resigns for good reason or Mr. Chaimowitz is not the Chief Executive Officer or President and Chief Operating Officer of the Company or its successor, then Mr. Chaimowitz may, within one year of any such event, terminate his employment with the Company or such successor and in such event he will receive severance payments otherwise payable under the employment agreement with the same effect as if he were terminated without cause, and will no longer be subject to a non-competition agreement. Upon the happening of a Change of Control, all options then held by Mr. Chaimowitz will immediately vest and become exercisable. For purposes of the agreement, the term Change of Control means any of the following: (a) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than members of the Cayre family), becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Company's then outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director approved by such person), cease for any reason to constitute at least a majority of the Board of Directors; (c) the approval by the Company's stockholders of certain mergers or consolidations of the Company with any other entity; or

(d) the approval by the Company's stockholders of a plan of complete liquidation of the Company or an agreement for the sale or distribution of all or substantially all of the Company's assets.

     The Company has entered into an employment agreement with Harry M. Rubin, pursuant to which he serves as Executive Vice President and General
Manager -- International Division and Business Affairs for a three-year period ending on December 31, 1997. The agreement establishes a base salary of $250,000 for the year ended December 31, 1995, $275,000 for the year ended December 31, 1996 and $300,000 for the year ending December 31, 1997. In addition, Mr. Rubin is eligible to receive bonuses and stock option grants at the discretion of the Board of Directors, and is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Rubin has agreed not to engage in any competitive business until December 31, 1997 or, if his employment with the Company is terminated other than for cause, for as long as the Company continues to pay severance amounts pursuant to the agreement. If, within one year following a Change of Control, as defined above, (a) neither Joseph J. Cayre nor Ronald Chaimowitz is the Chairman of the Board of Directors or the President of the Company or its successor, or, if either such person does hold one of such offices, Mr. Rubin does not report directly to one of such persons, or (b) if Mr. Rubin's employment is terminated other than for cause, or (c) Mr. Rubin's duties and responsibilities are reduced, then all options held by Mr. Rubin will immediately vest and become exercisable.

     The Company has entered into an employment agreement with Chris Garske, pursuant to which he serves as Senior Vice President of Publishing for a three-year period ending on August 6, 1998. The agreement establishes a base salary of $240,000 per annum during the term of employment, subject to discretionary increases by the Company's President and Board of Directors. In addition, Mr. Garske is eligible to receive annual bonuses not to exceed fifty percent of his base salary in effect at such time, in such amounts as determined by the Company's President and Board of Directors; provided that Mr. Garske was guaranteed bonuses of $33,000 and $100,000 for the years ended December 31, 1995 and December 31, 1996, respectively. Mr. Garske is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Garske has agreed not to engage in any competitive business until August 6, 1998 or, if his employment with the Company is terminated other than for cause, for as long as the Company continues to pay severance amounts pursuant to the agreement.

     The Company has entered into an employment agreement with Andrew Gregor, pursuant to which he serves as Chief Financial Officer and Senior Vice President, Finance and Administration. The agreement provides that Mr. Gregor's annual base salary is $235,000, that his base salary will be subject to discretionary increase by the Company's President and Board of Directors and that Mr. Gregor will be eligible to receive annual bonuses not to exceed an amount equal to fifty percent of his base salary in effect at such time, in such amounts as determined by the Company's President and Board of Directors. Mr. Gregor is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, Mr. Gregor has agreed not to engage in any competitive business until August 18, 1998 or, if his employment with the Company is terminated other than for cause, for as long as the Company continues to pay severance amounts pursuant to the agreement. If, within one year following a Change of Control, as defined above, neither Joseph J. Cayre nor Ronald Chaimowitz is the Chairman of the Board of Directors or the President of the Company or its successor, or if either person does hold one of such offices, Mr. Gregor does not report directly to one of such persons, then all options held by Mr. Gregor will immediately vest and become exercisable.

     The Company has entered into an employment agreement with Charles F. Bond, pursuant to which he serves as President of the Value Price and Distribution Division of the Company for a three-year term ending on June 30, 1998. The agreement also establishes a base salary of $300,000 per annum during the term of employment and provides that Mr. Bond will receive an annual bonus in prescribed amounts if certain pre-tax net income levels are reached by the Company. Mr. Bond is entitled to participate in the Company's employee benefit plans generally available to the Company's senior executives. In addition, in connection with the purchase of Slash by the Company, as of June 23, 1995, the Company entered into a Non-Competition Agreement with Mr. Bond, pursuant to which he has agreed not to be involved in any competing business in the United States until the earlier of one year following termination without cause or June 23, 2000.

     Each of the employment agreements prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Scope of Committee's Work. The Compensation Committee, which during 1996 consisted of Messrs. Joseph J. Cayre, Stanley Cayre and Steven A. Denning, reviews the Company's compensation plans, programs and policies for executive officers, monitors the performance and compensation of executive officers and other key employees, and makes appropriate recommendations and reports to the Board of Directors concerning matters of executive compensation. In April 1996, the Compensation Committee also succeeded to the responsibilities of the Stock Option Committee, which responsibilities included making decisions concerning grants of stock options or other stock rights under the Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan"). In January 1997, Mr. Jordan Levy was elected to serve as an additional member of the Compensation Committee.

     Executive Compensation Philosophy and Policies. The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and the Company's future prospects. Accordingly, the Company's executive compensation policies are designed to: (i) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (ii) provide compensation that will attract and retain superior talent; (iii) reward individual results through base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a 401(k) Profit Sharing Plan and life and medical insurance plans; and (iv) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform a particular job successfully.

     In establishing salary, bonuses and long-term incentive compensation for executive officers, the Compensation Committee takes into account both the position and expertise of the particular executive, as well as the Compensation Committee's understanding of competitive compensation for similarly situated executives in the Company's industry. In this regard, the Company retains consultants to advise it on compensation trends and levels and to assure that the Company's compensation policies and guidelines are both competitive and appropriate for its size and industry position. Annual increases to base salaries (as opposed to bonuses, which are generally discretionary) for executive officers are primarily contract driven (see "Employment Agreements" above). For all other employees, the Company has a formal company-wide merit budget program, pursuant to which the Company establishes separate budgeted amounts for base salary increases due to (a) merit and (b) promotions and other adjustments. Formal performance appraisals are, and will continue to be, an integral part of the merit review process.

     Bonuses. The Compensation Committee believes that an annual bonus program provides an incentive and reward for short-term financial success. All management employees were eligible for bonuses in 1996. The amount of each bonus was primarily a function of grade level and base salary, although bonuses for executive officers were subject to greater discretion, based upon merit review and performance criteria. In such cases during 1996, where individual performance targets were not met, bonuses were either not paid or were less than maximum targeted levels.

     The Compensation Committee has approved a formal bonus/incentive plan for 1997. The bonus pool will become available only if the Company reaches a performance goal based upon 1997 earnings per share and revenue growth, as well as development of a 1998 budget that meets specific Board approved growth targets. All management employees, including executive officers, are eligible to participate. While each specific award is to be based primarily on grade level and base salary, each award includes a portion which is reflective of the achievement level of the specific individual's goals and objectives.

     Stock Incentive Plan. The Stock Incentive Plan provides long term incentives to maximize stockholder value by rewarding employees for the financial success of the Company over a period of time. Unless the Compensation Committee or the Board of Directors determines otherwise, options are subject to five (5) year vesting at a rate of 20% per year. All of the Company's full-time employees were awarded stock option grants under the Stock Incentive Plan prior to the Company's initial public offering. The amount of each grant was primarily based on grade level and base salary, except for executive officers, whose grants were based upon either negotiated contracts or determinations by the Stock Option Committee taking into account the executive's tenure, position, performance and the performance of the Company, as well as participation by comparable executive officers in stock option plans in the Company's industry.

     In February 1997, the Company implemented a stock repricing program for non-executive employees, pursuant to which employees other than the Company's senior executives could each elect to (1) keep his or her existing options at the original exercise price and with the original vesting schedule, or (2) elect to participate in the stock repricing program, in which case the employee's option agreement was amended to provide for (i) a new exercise price per share of $7.9375 (the last reported sale price of the Common Stock on the last trading day prior to February 18, 1997, the repricing date), and (ii) continued vesting of the option according to its original schedule, except that none of the options, even if previously vested, will be exercisable until the first anniversary of the repricing date. The Board of Directors authorized the stock repricing program because it believed, in light of the deterioration of the price of the Company's Common Stock, that employee morale was suffering and that in order to properly incentivize and motivate the Company's employees, it would be advisable to reprice the Company's existing options for all employees other than senior executives. Options held by employees eligible to participate in the repricing program generally had exercise prices of $14.00 per share or higher. Options held by senior executives were not repriced.

     The 1997 Stock Incentive Plan, if approved by the stockholders at the Annual Meeting, will also be administered by the Compensation Committee.

     401(k) Profit Sharing Plan. The Company sponsors a tax-qualified employee profit sharing and savings plan (the "401(k) Plan"), which covers all of the Company's employees with one year of service who are at least 18 years of age. The Company may limit participation by highly compensated employees to comply with the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Code's nondiscrimination requirements. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 15%, subject to statutorily prescribed limitations. The 401(k) Plan also permits the Company to provide a 50% matching contribution for full time employees who are employed as of December 31 of the applicable year, up to a maximum matching contribution of 3% of an employee's compensation, subject to statutory limitations. The Company may also make a discretionary contribution to the 401(k) Plan which will be allocated to the accounts of participants, based on their relative compensation levels, who are employed on December 31 and who have 1,000 hours of service in the year.

     Compensation of the Chief Executive Officer. The Compensation Committee and the Board of Directors recognize the unique skills and experience of Ronald Chaimowitz, the Company's President and Chief Executive Officer and a co-founder of the Company. The goal of the Compensation Committee in developing a compensation package for the Chief Executive Officer was to provide incentive to motivate and retain his services for a significant term and to recognize his efforts and the Company's performance since the Company commenced operations in 1993.

     In December 1995, the Company and Mr. Chaimowitz entered into an employment agreement (See "Employment Agreements" above) pursuant to which he serves as President and Chief Executive Officer for the period ending December 31, 1998. Mr. Chaimowitz' salary and other compensation, and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in the Company's industry (which information was obtained with the assistance of an independent compensation consultant) and in recognition of Mr. Chaimowitz' unique skills and importance to the Company, as well as the Company's performance under his tenure as Chief Operating Officer during 1994 and Chief Executive Officer during 1995 and 1996.

     Mr. Chaimowitz was paid a base salary of $365,000 in 1996 pursuant to his employment agreement. In lieu of a cash bonus for 1996, in February 1997 Mr. Chaimowitz was granted options to purchase 250,000 shares of Common Stock at an exercise price of $14.00 per share. In making such grant rather than a cash bonus, the Compensation Committee considered the overall growth and performance of the Company during

1996 under Mr. Chaimowitz' leadership. The Compensation Committee determined that in light of these factors, a grant of such options at this price would serve to recognize Mr. Chaimowitz' 1996 performance and provide incentives which would be achieved dependent upon a meaningful increase in the price of the Common Stock (and a consequent increase in stockholder value). The Company made a 1996 contribution for Mr. Chaimowitz of $1,500 under the Company's 401(k) Plan. In addition, pursuant to his employment agreement, Mr. Chaimowitz receives an annual automobile allowance of $10,200.

     Excluding shares subject to options, Mr. Chaimowitz currently beneficially owns 710,582 shares, or 1.07% (as of April 28, 1997), of the Company's Common Stock, including 72,000 shares (as to which Mr. Chaimowitz disclaims beneficial ownership) held in a trust for the benefit of his daughter.

                                          Joseph J. Cayre
                                          Stanley Cayre
                                          Steven A. Denning
                                          Jordan A. Levy

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for The Nasdaq National Market Index and a peer group selected by the Company on an industry and line-of-business basis. The Graph assumes an investment of $100 on December 14, 1995, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

                                                                                The Nasdaq
        Measurement Period            GT Interactive                          National Market
      (Fiscal Period Covered)           Software Corp.        Peer Group             Index
'December 14,|1995'                      100.00              100.00              100.00
'December 31,|1995'                      100.00              102.43              101.34
'March 31,|1996'                          76.79               71.53              106.09
'June 30,|1996'                          119.64               68.88              114.14
'September 30,|1996'                     162.50               63.90              118.18
'December 31,|1996'                       50.89               55.62              124.35

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 28, 1997, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee of the Company, (ii) by the Named Executive Officers and all executive officers and directors as a group, and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                           SHARES BENEFICIALLY
                                                                                  OWNED
                                                                          ----------------------
                                  NAME                                      SHARES       PERCENT
------------------------------------------------------------------------  ----------     -------
Joseph J. Cayre(1)......................................................  14,029,388       21.1%
Jack J. Cayre(2)........................................................   3,693,085        5.6
Stanley Cayre(3)........................................................   8,943,923       13.5
Kenneth Cayre(4)........................................................   8,925,135       13.4
Ronald Chaimowitz(5)....................................................   1,206,832        1.8
General Atlantic Partners, LLC(6)
  3 Pickwick Plaza, Greenwich, CT 06830.................................   6,924,525       10.4
Steven A. Denning(7)....................................................   6,924,525       10.4
William E. Ford(8)......................................................   6,924,525       10.4
Jordan A. Levy(9).......................................................      33,500          *
Harry M. Rubin(10)......................................................      78,729          *
Alvin N. Teller.........................................................       2,500          *
Various trusts for the benefit of the children of Joseph J. Cayre
  16 East 40th Street, New York, NY 10016...............................   7,259,388       10.9
Various trusts for the benefit of the children of Stanley Cayre
  16 East 40th Street, New York, NY 10016...............................   4,975,670        7.5
Various trusts for the benefit of the children of Kenneth and Lillian
  Cayre
  16 East 40th Street, New York, NY 10016...............................   7,119,688       10.7
Andrew Gregor(11).......................................................      64,500          *
Charles F. Bond(12).....................................................   2,015,900        3.0
All executive officers and directors as a group (15 persons)(13)........  46,041,582       68.5

---------------
  *  Less than 1%

 (1) Includes 7,259,388 shares in the aggregate held in various trusts for the benefit of Joseph J. Cayre's children, for which trusts his wife serves as trustee. Joseph J. Cayre disclaims beneficial ownership of such shares. Also includes 75,244 shares held by Joseph Cayre in a grantor retained annuity trust.

 (2) Includes 18,794 shares held by Jack J. Cayre in a grantor retained annuity trust, and 63,000 shares subject to options exercisable within 60 days.

 (3) Includes 4,975,670 shares in the aggregate held in various trusts for the benefit of Stanley Cayre's children, for which trusts his wife serves as trustee. Also includes 78,000 shares held by a charitable foundation whose trustees are Stanley Cayre and his wife. Stanley Cayre disclaims beneficial ownership of the shares held by such trusts and such foundation. Also includes 114,658 shares held by Stanley Cayre in a grantor retained annuity trust.

 (4) Includes 7,119,688 shares in the aggregate held in various trusts for the benefit of Kenneth and Lillian Cayre's children, for which trusts Lillian Cayre serves as trustee. Also includes 150,000 shares held by a charitable foundation whose trustees are Kenneth Cayre and Lillian Cayre. Kenneth Cayre disclaims beneficial ownership of the shares held by such trusts and such foundation. Also includes 41,242 shares held by Kenneth Cayre in a grantor retained annuity trust.

 (5) Includes 72,000 shares held in a trust for the benefit of Ronald Chaimowitz's daughter, for which trust Ronald Chaimowitz's wife serves as trustee. Ronald Chaimowitz disclaims beneficial ownership of such shares. Also includes an aggregate of 54,616 shares held by Mr. Chaimowitz in two grantor retained annuity trusts, and 496,250 shares subject to options exercisable within 60 days.
 (6) Includes 4,184,545 shares held by General Atlantic Partners 16, L.P. ("GAP 16"), 2,092,273 shares held by General Atlantic Partners 19, L.P. ("GAP 19") and 647,707 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"), but does not include 504,000 shares subject to certain warrants held by General Atlantic Partners II, L.P. ("GAP II") which became exercisable on April 30, 1997. The general partner of GAP 16, GAP 19 and GAP II is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are Steven
     A. Denning, David C. Hodgson, Stephen P. Reynolds, J. Michael Cline, William O. Grabe and William E. Ford. The same individuals are the general partners of GAP Coinvestment. Messrs. Denning and Ford, Directors of the Company, are the Executive Managing Member and a managing member, respectively, of General Atlantic Partners, LLC and general partners of GAP Coinvestment. Messrs. Denning and Ford disclaim beneficial ownership of shares owned by GAP 16, GAP 19, GAP II and GAP Coinvestment, except to the extent of their respective pecuniary interests therein.
 (7) Includes 4,184,545 shares held by GAP 16, 2,092,273 shares held by GAP 19 and 647,707 shares held by GAP Coinvestment, but does not include 504,000 shares subject to certain warrants held by GAP II which became exercisable on April 30, 1997. Mr. Denning disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP II and GAP Coinvestment, except to the extent of his respective pecuniary interests therein.
 (8) Includes 4,184,545 shares held by GAP 16, 2,092,273 shares held by GAP 19 and 647,707 shares held by GAP Coinvestment, but does not include 504,000 shares subject to certain warrants held by GAP II which became exercisable on April 30, 1997. Mr. Ford disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP II and GAP Coinvestment, except to the extent of his respective pecuniary interests therein.
 (9) Includes 25,000 shares subject to options exercisable within 60 days.
(10) Represents 78,729 shares subject to options exercisable within 60 days.
(11) Includes 61,500 shares subject to options exercisable within 60 days.
(12) Includes 763,200 shares which are held in escrow and are subject to a limited right of repurchase by the Company. Also includes 50,000 shares held by Mr. Bond's wife (as to which he disclaims beneficial ownership), 100,000 shares held in a grantor retained annuity trust, and 1,500 shares subject to options exercisable within 60 days.
(13) Includes an aggregate of 846,979 shares subject to options exercisable within 60 days held by the executive officers and directors of the Company. Also includes 763,200 shares held by Mr. Bond subject to escrow (see note 12 above).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

     The Company currently leases its principal administrative, sales, marketing and development facility from 16 East 40th Associates, an entity in which Joseph
J. Cayre, Stanley Cayre and Kenneth Cayre collectively have a 50% ownership interest. The leases for various floors at such facility expire in December 2002. During the year ended December 31, 1996, the Company paid approximately $608,000 in the aggregate in rent to 16 East 40th Associates.

     In May 1995, G.T. Interactive Software (Europe) Limited, the Company's European subsidiary, entered into a lease with respect to its principal executive offices with Marylebone 248 Realty LLC ("Marylebone 248"), an entity controlled by Joseph J. Cayre and Jack J. Cayre. The lease expires in 2020. During the year ended December 31, 1996, the Company paid approximately $255,000 in rent to Marylebone 248.

TRANSACTIONS WITH GOODTIMES HOME VIDEO CORP.

     During the year ended December 31, 1996, the Company sold approximately $3,488,000 of software products to GTHV, a majority of whose stock is owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. In connection with the sales of such products, the Company had a receivable from GTHV for approximately $3,343,000 at December 31, 1996.

     GTHV also performed certain assembly and packaging services for the Company. During the year ended December 31, 1996, the Company charged to operations approximately $7,516,000 in fees for such services.

REPS AGREEMENT

     In servicing its mass merchant accounts, the Company uses field representatives supplied by REPS, a company owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. REPS provides such services to the Company as well as to third parties not affiliated with the Cayre family. The Company has an agreement with REPS pursuant to which REPS will supply such services, at its cost, through December 31, 1997, which agreement may be terminated only by the Company. During the year ended December 31, 1996, the Company charged to operations approximately $3,025,000 in fees to REPS.

TRAVEL SERVICES

     The Company frequently hires Taughannock Aviation Corp. ("Taughannock") and Eastway Aircraft Services, Inc. ("Eastway") to provide business travel services for its officers and employees. Taughannock leases one plane from JT Aviation Corp. ("JTAC"), a company owned by Joseph J. Cayre, and one plane from KCS Aviation Corp., a company owned by Kenneth Cayre. Eastway leases two planes from JTAC. Neither Taughannock nor Eastway is owned in whole or in part by any member of the Cayre family.

     Taughannock and Eastway provide air travel to the Company at an hourly rate and on an as needed as available basis. During the year ended December 31, 1996, the Company's aggregate air travel fees paid to Taughannock were approximately $219,000. During the year ended December 31, 1996, the Company paid approximately $226,000 to Eastway.

TRANSACTIONS WITH SOFTBANK SERVICES GROUP

     The Company has entered into agreements with Upgrade Corporation of America (doing business as SOFTBANK Services Group) ("Upgrade") pursuant to which Upgrade (i) provides toll-free customer support for some of the Company's published products and (ii) takes direct customer orders and provides fulfillment services for the Company, in each case on a per service basis. Pursuant to its terms, the agreement relating to customer support service has been renewed on a month to month basis since the expiration of its initial term on December 17, 1996. The agreement providing for the fulfillment service expires on August 2, 1997. Both agreements provide for automatic renewal on a month to month basis upon expiration unless terminated by either party. During the year ended December 31, 1996, the Company charged to operations approximately $164,000 in fees to Upgrade. Jordan A. Levy is the President and the Co-Chief Executive Officer of Upgrade.

     The Company believes that the terms of the foregoing transactions are no less favorable to the Company than could be obtained by the Company from unrelated parties on an arm's-length basis.

GREGOR LOAN

     On August 31, 1996, the Company extended a loan to Andrew Gregor in the principal amount of $250,000. Such loan bears interest at the rate of 6.15% per annum and becomes due and payable on August 31, 1998.

GARSKE LOAN

     On August 31, 1996, the Company extended a loan to Chris Garske, Senior Vice President of Publishing of the Company, in the principal amount of $200,000. Such loan bears interest at the rate of 6.15% per annum and becomes due and payable on August 31, 1998.

                                 PROPOSAL NO. 2

                   APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

     In 1995, the Company's Board of Directors adopted and the Company's stockholders approved the 1995 Stock Incentive Plan (the "1995 Plan") which permitted the issuance of up to 7,800,000 shares of Common Stock. Prior to and at the time of the Company's initial public offering, the Board of Directors made Company-wide grants of options as a means of incentivizing employees and enabling them to realize compensation based on increases in stockholder value. Grants were made to persons who had been, and were expected to continue to be, important in helping the Company achieve and continue its rapid growth. During 1996, the Company did not grant any further options to senior executives, but due to its rapid growth, both internally and through acquisitions, issued additional options to new employees and in connection with acquisitions of several other businesses. As of March 31, 1997, a total of approximately 6,615,000 shares of Common Stock were issued or reserved for issuance under the 1995 Plan, and accordingly, an aggregate of approximately 1,185,000 shares remained available for grants under the 1995 Plan.

     The Board of Directors believes that in light of the Company's continuing rapid growth, its intent to make acquisitions in the future and the need to remain competitive in its industry in attracting and retaining talented employees, including senior executives, the Company will need the authority to make grants covering a greater number of shares in the next several years than remain authorized under the 1995 Plan. The failure to make available such grants when necessary would, in the Board's judgment, negatively impact the Company's future growth and profitability and, therefore, its ability to enhance stockholder value.

     Consequently, the Board of Directors has adopted, and is submitting to the stockholders for approval, the Company's 1997 Stock Incentive Plan (the "1997 Plan"), the full text of which is set forth in Appendix A hereto. Directors, officers and other employees of the Company and its subsidiaries, as well as consultants to the Company and its subsidiaries, are eligible to participate under the 1997 Plan. Stockholder approval of the 1997 Plan is necessary to comply with the provisions of the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Code, as well as to ensure that additional incentive stock options, if ever required, are available for issuance.

     The main features of the 1997 Plan are outlined below, but the outline is qualified by reference to the complete text of the plan.

     General. On April 30, 1997, the Company's Board of Directors adopted, subject to stockholder approval, the 1997 Plan. The 1997 Plan provides initially for the issuance of a total of up to 4,000,000 authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the 1997 Plan, and may be increased annually commencing January 1, 2000, at the discretion of the Board of Directors, by an amount up to 1% of the shares of Common Stock then outstanding. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award are available for other awards under the 1997 Plan. In the event of a stock dividend, stock split, recapitalization or the like, the Compensation Committee of the Board of Directors (the "Committee") will equitably adjust the aggregate number of shares subject to the 1997 Plan, the number of shares subject to each outstanding award, and the exercise price of each outstanding option.

     Awards under the 1997 Plan may be made in the form of (i) incentive stock options, (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock based awards. Awards may be made to such directors, officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries, as the Committee shall in its discretion select (collectively, "key persons").

     Administration. The 1997 Plan may be administered by the Board or a committee of the Board, composed of not fewer than two "non-employee" directors as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Board and Committee are authorized to construe, interpret and implement the provisions of the 1997 Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Board and Committee are made in their sole discretion and are conclusive. The Committee presently consists of Messrs. Joseph J. Cayre, Stanley Cayre, Steven A. Denning and Jordan A. Levy. (As used herein, "Committee" refers to the Committee and/or Board as appropriate).

  Grants Under the 1997 Plan

     Stock Options. Unless the Committee expressly provides otherwise, an option will become exercisable as to 20% of the shares subject thereto on each of the first through fifth anniversaries of the grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, provided that the option exercise price shall be no less than 100% of the fair market value of a share of the Common Stock on the date of grant in the case of an incentive stock option. The option exercise price is payable in cash, or, with the consent of the Committee, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Committee may prescribe.

     The total number of shares of Common Stock with respect to which options may be granted to any one employee during any one year period may not exceed 1,000,000.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1997 Plan. Generally, no stock appreciation right will be exercisable at a time when any option to which it relates is not exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and to receive from the Company an amount equal to the aggregate appreciation (since the date of the grant, or over the option exercise price if the stock appreciation right is granted in connection with an option) in the shares of Common Stock in respect of which such stock appreciation right is being exercised. Payment due upon exercise of a stock appreciation right may be in cash, in Common Stock, or partly in each, as determined by the Committee in its discretion.

     Restricted Stock. The Committee may grant or sell restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Committee shall determine in its discretion. Certificates for the shares of Common Stock covered by a restricted stock award will remain in the possession of the Company until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a stockholder with respect to the restricted stock.

     Restricted Stock Units. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion. Restricted stock units are intended to give the recipient the economic equivalent of actual restricted shares of stock, while postponing the tax consequences. A restricted stock unit is an unsecured promise to transfer an unrestricted share of stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the recipient of the unit at the time of grant or subsequent thereto.

     Dividend Equivalent Rights. The Committee may include in any award a dividend equivalent right entitling the recipient to receive amounts equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based Awards. The 1997 Plan permits the Committee to grant other stock based awards, such as performance shares or unrestricted stock, subject to such terms and conditions as the Committee deems appropriate.

     Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its discretion. The grantee of such an award will be entitled to receive shares of Common Stock or the cash value thereof if performance goals specified by the Committee are met.

  Termination of Employment or Service

     Options and Stock Appreciation Rights. Unless the Committee otherwise specifies: (i) all options and stock appreciation rights not yet exercised shall terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death, the grantee's options and/or stock appreciation rights generally will be exercisable for 90 days after termination to the extent that they were exercisable at termination, but not after the expiration date of the award; and (iii) if a grantee dies while in the Company's employ or service or during the aforementioned post-employment exercise period, the grantee's options and/or stock appreciation rights will, to the extent exercisable immediately prior to death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.

     Restricted Stock. If a grantee's employment or service terminates for any reason, the Company will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares.

     Other Features of the 1997 Plan. The Committee may amend any outstanding award, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions on the award. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 1997 Plan at any time or from time to time; provided, however, that stockholder approval shall be obtained to the extent necessary to comply with
Section 422 of the Code (relating to the grant of incentive stock options) and other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 1997 Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the 1997 Plan by the Board of Directors. All awards made under the 1997 Plan prior to its termination shall remain in effect until they are satisfied or terminated.

     In the event of a merger or consolidation of the Company with or into any other corporation or entity, outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger.

     Tax Consequences. The following description of the tax consequences of awards under the 1997 Plan is based on present Federal tax laws, and does not purport to be a complete description of the tax consequences of the 1997 Plan.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not realize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company.

     The grant of a stock appreciation right or restricted stock unit award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will include in gross income an amount equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture unless the grantee elects otherwise. At that time, the grantee generally will include in gross income an amount equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1.0 million, unless such compensation meets certain criteria. The Company believes that compensation realized from stock options and stock appreciation rights granted under the 1997 Plan generally will satisfy the requirements of Section 162(m) of the Code if the options or stock appreciation rights are granted by a committee of "outside directors" (as defined under Section 162(m)); however, there is no assurance that such awards will satisfy such requirements. In addition, because other awards under the 1997 Plan will generally not meet the requirements of Section 162(m) of the Code, the deduction attributable to any compensation realized under any such awards to the affected executive officers may be limited.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 1997 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP (the "Auditor"), independent auditors, to audit the financial statements of the Company for the 1997 fiscal year. Such nomination is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the nomination, the Board of Directors will reconsider its selection. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The Auditor has audited the Company's financial statements since 1993. No member of the Auditor or any of its associates has any financial interest in the Company or its affiliates. The Company has been advised that a representative of the Auditor will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's selection.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 1998 annual meeting of stockholders must be received at the Company's principal executive offices, 16 East 40th Street, New York, NY 10016, Attention:
Secretary, by no later than January 10, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Chief Financial Officer of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO GT INTERACTIVE SOFTWARE CORP., 16 EAST 40TH STREET, NEW YORK, NY 10016, ATTENTION: CHIEF FINANCIAL OFFICER.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,

                                          Stanley Cayre
                                          Director and Secretary

New York, New York
May 10, 1997

                                                                      APPENDIX A

                         GT INTERACTIVE SOFTWARE CORP.

                           1997 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE I

                                           GENERAL

1.1    Purpose........................................................................      1
1.2    Administration.................................................................      1
1.3    Persons Eligible for Awards....................................................      1
1.4    Types of Awards Under Plan.....................................................      2
1.5    Shares Available for Awards....................................................      2
1.6    Definitions of Certain Terms...................................................      2

                                          ARTICLE II

                                    AWARDS UNDER THE PLAN

2.1    Agreements Evidencing Awards...................................................      3
2.2    No Rights as a Shareholder.....................................................      3
2.3    Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent
         Rights.......................................................................      4
2.4    Exercise of Options and Stock Appreciation Rights..............................      5
2.5    Termination of Employment; Death...............................................      6
2.6    Grant of Restricted Stock......................................................      6
2.7    Grant of Restricted Stock Units................................................      7
2.8    Other Stock-Based Awards.......................................................      7
2.9    Grant of Dividend Equivalent Rights............................................      7

                                         ARTICLE III

                                        MISCELLANEOUS

3.1    Amendment of the Plan; Modification of Awards..................................      7
3.2    Tax Withholding................................................................      8
3.3    Restrictions...................................................................      8
3.4    Nonassignability...............................................................      8
3.5    Requirement of Notification of Election Under Section 83(b) of the Code........      9
3.6    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b)
         of the Code..................................................................      9
3.7    Dissolution, Liquidation, Merger...............................................      9
3.8    Right of Discharge Reserved....................................................      9
3.9    Nature of Payments.............................................................      9
3.10   Non-Uniform Determinations.....................................................     10
3.11   Other Payments or Awards.......................................................     10
3.12   Section Headings...............................................................     10
3.13   Effective Date and Term of Plan................................................     10
3.14   Governing Law..................................................................     10

                                   ARTICLE I

                                    GENERAL

1.1  Purpose

     The purpose of the GT Interactive Software Corp. 1997 Stock Incentive Plan (the "Plan") is to provide for officers, other employees and directors of, and consultants to, GT Interactive Software Corp. (the "Company") and its subsidiaries an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2  Administration

     1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of section 162(m).

     1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

     1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3  Persons Eligible for Awards

     Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, "key persons") as the Committee shall in its discretion select.

1.4  Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of section 422 of the Code), (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) other stock-based awards, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which section 424(a) of the Code applies) may be granted to a person who is not an employee of the Company on the date of grant.

1.5  Shares Available for Awards

     1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), which may be transferred pursuant to awards granted under the Plan shall be initially 4,000,000 shares and may be increased annually, commencing January 1, 2000 at the discretion of the Board, by an amount up to 1% of the shares of Common Stock then outstanding. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or a subsidiary during any one year period shall not exceed 1,000,000.

     1.5.3 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.5.4 Except as provided in this Section 1.5 and in Section 2.3.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6  Definitions of Certain Terms

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows.

          (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the NASDAQ Stock Exchange, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

          (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

          (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.

     1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

     1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company or a subsidiary as a director, consultant or otherwise.

     1.6.4 A grantee shall be deemed to have a "termination of employment" upon ceasing employment with the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

     1.6.5 The term "cause," when used in connection with termination of a grantee's employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof. In the absence of such an employment agreement provision, "cause" means: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of the Company's policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards

     Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  No Rights as a Shareholder

     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in

Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

     2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

     2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which section 424(a) of the Code applies), and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     2.3.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

     2.3.6 The Committee may in its discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

     2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

     2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.4  Exercise of Options and Stock Appreciation Rights

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     2.4.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right shall become exercisable in five substantially equal installments, on each of the first, second, third, fourth and fifth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

     2.4.2 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

     2.4.3 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  Termination of Employment; Death

     2.5.1 Except to the extent otherwise provided in Section 2.5.2 or 2.5.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

     2.5.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within 90 days after employment terminates, except that this 90 day period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement. In the case of an incentive stock option, the term "disability" for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(7) of the Code.

     2.5.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.5.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections
3.3 and 3.7 hereof.

2.6  Grant of Restricted Stock

     2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.6.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

     2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

     2.6.5 During the 120 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

2.7  Grant of Restricted Stock Units

     2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

     2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, restricted stock units that have not become non-forfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

     2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  Other Stock-Based Awards

     The Board may authorize other types of stock-based awards (including the grant of unrestricted shares), which the Committee may grant to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9  Grant of Dividend Equivalent Rights

     The Committee may in its discretion include in the Plan Agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

     3.1.2 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment (other than an amendment pursuant to Section 3.7) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  Tax Withholding

     3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under
Section 3.2.1 by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3  Restrictions

     3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

     3.3.2 The term "consent" as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4  Nonassignability

     Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.5  Requirement of Notification of Election Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.7  Dissolution,Liquidation, Merger

     3.7.1 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award shall terminate as of a specified date.

     3.7.2 In the event of a merger or consolidation ("Merger") of the Company with or into any other corporation or entity ("Corporation"), outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor Corporation or a parent or subsidiary of such successor Corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the Merger. For the purposes of this Section 3.7.2, an award shall be considered assumed if, for every share of Common Stock subject thereto immediately prior to the merger, the grantee has the right, following the Merger, to acquire the consideration received in the merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger was not solely common stock of the successor Corporation or its parent, the Committee may, with the consent of the successor Corporation and the participant, provide for the consideration to be acquired pursuant to the award, for each share of Common Stock subject thereto, to be solely common stock of the successor Corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger. For purposes hereof, the term "Merger" shall include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

3.8  Right of Discharge Reserved

     Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9  Nature of Payments

     3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Section Headings

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  Effective Date and Term of Plan

     3.13.1 The Plan was adopted by the Board on April 30, 1997, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

     3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  Governing Law

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                         GT INTERACTIVE SOFTWARE CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned stockholder of GT Interactive Software Corp. (the "Company") hereby appoints Joseph J. Cayre, Ronald Chaimowitz and Alan Behr, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company which the undersigned is entitled to vote at the Company's Annual Meeting to be held at The Grand Hyatt, Park Avenue at Grand Central Station, New York, New York 10017, on June 10, 1997, at 8:30 a.m., local time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees listed below to Class II of the Board of Directors for a term of three years:

FOR ALL NOMINEES LISTED BELOW              WITHHOLD AUTHORITY
(except as marked to the                   to vote for all nominees
contrary below) [ ]                        listed below [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

              JACK J. CAYRE, STEVEN A. DENNING AND ALVIN N. TELLER

2. APPROVAL OF 1997 STOCK INCENTIVE PLAN: To approve the Company's 1997 Stock Incentive Plan:

              FOR [ ]            AGAINST [ ]             ABSTAIN [ ]

3. APPROVAL OF AUDITORS: To ratify and approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997:

              FOR [ ]            AGAINST [ ]             ABSTAIN [ ]

and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

           (Continued and to be dated and signed on the other side.)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.

     Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                     Dated:                              , 1997
                                            -----------------------------


                                     ------------------------------------------
                                              (Signature of Stockholder)


                                     ------------------------------------------
                                              (Signature of Stockholder)

                                     Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.